Exhibit 99.2

BANK OF COMMERCE HOLDINGS

ATTN: ANDREA NEWBURN, VP

1901 CHURN CREEK ROAD

REDDING, CA 96002

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 20, 2021, unless you are voting shares held in the Merchants Bank of Commerce 401(k) Profit Sharing Plan, in which case the deadline is 11:59 p.m. Eastern Time on September 13, 2021 (the “401(k) cut-off time”). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 20, 2021, or the 401(k) cut-off time as applicable. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D58857-S28751	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK OF COMMERCE HOLDINGS

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1. To approve the principal terms of the Agreement and Plan of Merger, dated as of June 23, 2021, by and between Columbia Banking System, Inc. and the Company.	☐	☐	☐

2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the mergers.	☐	☐	☐

3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of proposal 1.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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D58858-S28751

BANK OF COMMERCE HOLDINGS

Special Meeting of Shareholders

September 21, 2021 at 4:00 p.m. Pacific Time

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Lyle L. Tullis, Chairman of the Board, and Randall S. Eslick, President and Chief Executive Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) the proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bank of Commerce Holdings that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on September 21, 2021 at 4:00 p.m. Pacific Time at the Main Office of Merchants Bank of Commerce, located at 1015 7th Street, Sacramento, California 95814, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies designated above are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Continued and to be signed on the reverse side